As filed with the Securities and Exchange Commission on February 26, 2019

Registration Statement No. 333-229744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMERALD HEALTH THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

British Columbia	2833	Not Applicable
(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

210 – 800 West Pender Street

Vancouver, British Columbia V6C 1J8

(800) 757-3536

(Address and telephone number of Registrant’s principal executive offices)

DL Services Inc.

Columbia Center, 701 Fifth Avenue, Suite 1600

Seattle, Washington 98104

(206) 903-5448

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202-5549 (303) 629-3400	James Beeby Bennett Jones LLP 2600 – 1066 West Hastings Street Vancouver, British Columbia V6E 3X1

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on __(date) at___(time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Explanatory Note: The Registrant hereby files this Amendment No. 1 to its Registration Statement on Form F-10 (333-229744) as filed with the Commission on February 19, 2019 (the “Original Registration Statement”), to file the Amended and Restated Preliminary Short Form Base Prospectus of the Registrant, as filed with the securities commissions in Canada on the date hereof.

The Registrant previously paid the registration fee of $13,671.36 with the filing of the Original Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2019

Prospectus Dated        , 2019

EMERALD HEALTH THERAPEUTICS, INC.

$150,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Units

Debt Securities

This amended and restated short form base shelf prospectus and short form base shelf prospectus (collectively, the "Prospectus") relates to the offering for sale by Emerald Health Therapeutics, Inc. (the "Company") from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains valid, of up to $150,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares ("Common Shares") in the capital of the Company; (ii) preferred shares ("Preferred Shares") in the capital of the Company, issuable in series; (iii) warrants ("Warrants") of the Company to purchase other Securities (as defined below); (iv) subscription receipts ("Subscription Receipts") of the Company convertible into other Securities; (v) units ("Units") of the Company comprised of one or more of any of the other Securities, or any combination of such Securities; and (vi) debt securities ("Debt Securities") of the Company, issuable in series (the Common Shares, Preferred Shares, Warrants, Subscription Receipts, Units and Debt Securities are collectively referred to herein as the "Securities"). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a "Prospectus Supplement"). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders (each, a "Selling Securityholder") of the Company may also offer and sell Securities under this Prospectus. See "Selling Securityholders".

The Company is filing this Prospectus in connection with the concurrent filing of a Registration Statement (as defined below) in the United States.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, the person offering the Common Shares (the Company and/or one or more Selling Securityholders) and any other terms specific to the Common Shares; (ii) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights, the person offering the Preferred Shares (the Company and/or one or more Selling Securityholders) and any other specific terms; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, whether the Warrants are being offered for cash, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the person offering the Warrants (the Company and/or one or more Selling Securityholders) and any other terms specific to the Warrants being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, the person offering the Subscription Receipts (the Company and/or one or more Selling Securityholders), and any other terms specific to the Subscription Receipts; (v) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, the person offering the Units (the Company and/or one or more Selling Securityholders), and any other term specific to the Units; and (vi) in the case of Debt Securities, the specific designation of the particular series, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the Debt Securities being offered. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company and the Selling Securityholder(s) may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify, if applicable, each underwriter, dealer or agent, as the case may be, engaged by the Company or the Selling Securityholder(s) in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Securityholder(s), if any, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company or the Selling Securityholder(s) will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX Venture Exchange (the "Exchange") or other existing trading markets for the Common Shares. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified Security in a specified market or at prices to be negotiated with purchasers. If offered on a non-fixed price basis, the compensation payable to an underwriter, dealer or agent in connection, if applicable, with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an "at-the-market distribution" (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters', dealers' or agents' over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See "Plan of Distribution". No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares of the Company trade on the Exchange under the symbol "EMH" and are quoted for trading on the OTCQX Best Market under the symbol "EMHTF". On February 25, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the Exchange was $3.90.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation relating to such Securities. See "Risk Factors".

The Company is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States ("MJDS"), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and may not be comparable to financial statements of United States companies. The audit of such financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards.

The enforcement by purchasers of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of British Columbia, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Company and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for purchasers who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective purchasers should read the tax discussion contained in this Prospectus under the heading "Certain Income Tax Considerations" as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

An investment in the Securities is subject to a number of risks. See "Risk Factors" for a more complete discussion of these risks.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

The Company's head office address is 210 – 800 West Pender Street, Vancouver, British Columbia V6C 1J8 and its registered office is located at 2600 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1.

Dr. Avtar Dhillon and Mr. Punit Dhillon, each of whom is a director of the Company, reside outside of Canada and have appointed Bennett Jones LLP at 2600 - 1066 West Hastings Street, Vancouver, British Columbia V6E 3X1, as their agent for service of process in Canada. Prospective purchasers are advised that it may not be possible for purchasers to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service of process.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective purchasers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in Securities. Prospective purchasers should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless otherwise specified as the Company's business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of the information is not guaranteed. The Company has not independently verified this information and does not make any representation as to the accuracy of this information.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Prospectus and the documents incorporated by reference herein constitute forward-looking information or forward-looking statements under applicable securities laws (collectively, "forward-looking statements"). These statements relate to future events or future performance, business prospects or opportunities of the Company that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management made in light of management's experience and perception of historical trends, current conditions and expected future developments. All statements other than statements of historical fact may be forward-looking statements. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "forecast", "potential", "targeting", "intend", "could", "might", "should", "believe" and similar expressions) are not statements of historical fact and may be "forward-looking statements".

Examples of forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements in respect of: the Company's intention to significantly increase its production of cannabis and cannabis oils through a multi-phase expansion plan; the building of a Health Canada licenced production facility to expand growing capability; the development of the Joint Venture (as defined below) as a standalone entity; the complete 1.1 million square foot space at the JV Facility (as defined below) in Delta, British Columbia being in full production in 2019; the rapid and cost effective acceleration of cannabis production by the Joint Venture; the exercise by the Joint Venture of options to lease or purchase additional greenhouses from Village Farms (as defined below); the potential aggregate production capacity of the Delta 1 and Delta 2 greenhouses and the JV Facility, all of which are located in Delta, British Columbia; the use of the Credit Facility (as defined below) by the Joint Venture; the purchase by the Company of 40% of the Joint Venture's production of cannabis cultivation during 2019; the expansion of the Company's operations in Metro Vancouver, British Columbia; the Company's expectation of requirements for quantities of CBD (as defined below); payment of an additional $22.5 million in cash in respect of the acquisition of Verdélite and Verdélite Holdings (each as defined below); the anticipated date that Verdélite's indoor facility will begin production, the size of the facility and its production of cannabis; the Company's expectation that the acquisition of Verdélite will strengthen its ability to market products in Quebec and Eastern Canada; the high-yield production of the Verdélite facility; the expansion of Avalite's (as defined below) operations; the receipt of excise duty licences from the Canada Revenue Agency; the Company's use of proceeds of financings; the quality, suitability for sale and cannabinoid concentration in the hemp harvested through the supply agreement with EHH (as defined below); the suitability of infrastructure at the facility of FTI (as defined below) and FTI's extraction of hemp biomass into CBD oil on behalf of the Company; the services to be provided by FTI to the Company; the entering into of an exclusive agreement between EHN (as defined below) and FTI; potential proceeds from the exercise of the Company's outstanding common share purchase warrants; the acceleration by the Company of the expiry date of the Company's outstanding warrants; actions taken by the Company to maintain or adjust its capital structure; increases to the Company's plant diversity and product offering; improvements to the Company's cultivation, manufacturing and standardization processes; partnerships with professional organizations in connection with educating medical doctors and other healthcare professionals about cannabis products; the development of distribution channels for non-medical cannabis products in Canada; anticipated long-term future profitability of the Company; potential effects of regulations under the Cannabis Act (as defined below) and related legislation introduced by provincial governments; the expected implementation of changes to the Cannabis Act to allow the sale of edible cannabis products; the undertaking of clinical research to study the effects of the Company's products on client health; the Company's longer term strategy of becoming a leading provider of quality products for the broader adult recreational cannabis market; the ability of the Company to take advantage of the legalization of adult use recreational cannabis; the Company's intentions to acquire and/or construct additional cannabis production and manufacturing facilities and to expand the Company's marketing initiatives both in Canada and internationally; the Company building valuable intellectual property in Canada which could lead to accelerated sales growth and profit margins; and future sales opportunities in other emerging medical markets and the effect that each risk factor will have on the Company.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Prospective purchasers are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties relating to, among others: the market price of cannabis; ability of the Company to secure cannabis supply; continued availability of capital financing and general economic, market or business conditions; reliance on licences to produce and sell cannabis and cannabis oils issued to the Company under the Cannabis Act and its ability to maintain these licences; regulatory risks relating to the Company's compliance with the Cannabis Act; failure to obtain regulatory approvals for expansion of the Company's current production facilities, development of new production facilities and greenhouse retrofits by the Company and the Joint Venture; Avalite's reliance on its dealer licence issued to it under the Controlled Drugs and Substances Act (Canada) to provide analytical testing of cannabis and importation of CBD and its ability to maintain this licence; the Company's ability to execute its multi-phase expansion plan and its plans with the Joint Venture; failure to execute a definitive agreement with FTI; changes in laws, regulations and guidelines; changes in government; changes in government policy; increased competition in the cannabis market in Canada and internationally; the limited operating history of the Company; the Company's reliance on key persons; failure of counterparties to perform contractual obligations; failure to obtain additional financing; unfavourable publicity or consumer perception of the Company and the cannabis industry; the impact of any negative scientific studies on the effects of cannabis; demand for labour; difficulties in construction or in obtaining qualified contractors to complete expansion projects and greenhouse retrofits; impact of any recall of the Company's products; actual operating and financial performance of facilities, equipment and processes relative to specifications and expectations; results of litigation; the Company's ability to develop and commercialize pharmaceutical or nutraceutical products; failure to obtain regulatory approval for pharmaceutical or nutraceutical products; changes in the Company's over-all business strategy; stock exchange rules or policies which may restrict the Company's business; and the Company's assumptions stated herein being correct. Additional factors that could cause actual results to differ materially include, but are not limited to, the risk factors described herein and as discussed in the Company's financial statements and other filings, under the heading "Risk Factors" in the Company's Annual Information Form (as defined herein) and under the section "Risks and Uncertainties" in the Company's Annual MD&A and Interim MD&A (each as defined herein).

The Company believes that the expectations reflected in any forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in, or incorporated by reference into, this Prospectus should not be unduly relied upon. These statements speak only as of the date of this Prospectus or as of the date specified in the documents incorporated by reference into this Prospectus, as the case may be. The Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by applicable laws. Actual results may differ materially from those expressed or implied by such forward-looking statements.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS as issued by IASB, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus are reported in Canadian dollars. In this Prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and are referred to as "$". United States dollars are referred to as "US$". The high, low and closing exchange rates for Canadian dollars in terms of the United States dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Year ended December 31 (C$)
	2018	2017	2016
High	1.3642	1.3743	1.4589
Low	1.2288	1.2128	1.2544
Closing	1.3642	1.2545	1.3427

On February 25, 2019, the last trading day prior to the date of this Prospectus, the exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.3174.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada (the "Qualifying Provinces"). Copies of the documents incorporated herein by reference or a copy of the Company's permanent information record may be obtained on request without charge from the Chief Financial Officer of the Company at 210 – 800 West Pender Street, Vancouver, British Columbia V6C 1J8 or by accessing the disclosure documents available through the Internet on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov.

As at the date hereof, the following documents of the Company, filed with the securities commissions or similar authorities in each of the Qualifying Provinces and filed with, or furnished to, the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in the Prospectus, as further described below:

(a)	the annual information form of the Company dated March 29, 2018 for the year ended December 31, 2017 (the "Annual Information Form");

(b)	the audited consolidated annual financial statements of the Company as at and for the years ended December 31, 2017 and December 31, 2016, together with the notes thereto and the independent auditor's report thereon (as amended);

(c)	the management's discussion and analysis of the Company for the year ended December 31, 2017;

(d)	the unaudited consolidated interim financial statements of the Company as at and for the three and nine months ended September 30, 2018 and September 30, 2017, together with the notes thereto (the "Interim Financial Statements")

(e)	the management's discussion and analysis of the Company for the three and nine months ended September 30, 2018 (the "Interim MD&A");

(f)	the management information circular of the Company dated May 9, 2018 regarding the annual general meeting of shareholders of the Company held on May 31, 2018;

(g)	the material change report of the Company dated January 4, 2018 announcing the entering into of a binding term sheet with a single Canadian institutional investor (the "Investor") pursuant to which the Investor agreed to purchase 3,000,000 units of the Company at a price of $5.00 per unit and purchase 2,000,000 Common Shares of the Company at a price of $5.00 per share from Sciences (as defined below) (the "January Offering");

(h)	the material change report of the Company dated January 15, 2018 announcing the closing of the January Offering;

(i)	the material change report of the Company dated February 26, 2018 announcing the entering into of a binding term sheet with the Investor pursuant to which the Investor agreed to purchase 3,000,000 units of the Company at a price of $6.00 per unit and purchase 2,000,000 Common Shares of the Company at a price of $6.00 per share from Sciences (the "February Offering") and the closing of the February Offering;

(j)	the material change report of the Company dated May 11, 2018 announcing the closing of the acquisition of Verdélite Sciences, Inc. ("Verdélite");

(k)	the material change report of the Company dated May 15, 2018 announcing the entering into of a binding term sheet with the Investor pursuant to which the Investor agreed to purchase 4,000,000 units of the Company at a price of $4.20 per unit and purchase 2,000,000 Common Shares of the Company at a price of $4.20 per share from Sciences (the "May Offering");

(l)	the material change report of the Company dated May 31, 2018 announcing the closing of the May Offering;

(m)	the material change report of the Company dated October 3, 2018 announcing the Company's agreement to purchase from Emerald Health Hemp Inc. ("EHH") CBD-containing hemp biomass for extraction into CBD oil;

(n)	the material change report of the Company dated December 4, 2018 announcing the resignation of Chris Wagner as Chief Executive Officer and the appointment of Dr. Avtar Dhillon as President; and

(o)	the material change report of the Company dated December 13, 2018 announcing the entering into of a binding term sheet with the Investor pursuant to which the Investor agreed to purchase 4,000,000 common shares of the Company at a price of $2.70 per Common Share (the "December Offering") and the closing of the December Offering.

Any document of the type referred to in the preceding paragraph (excluding confidential material change reports), and all other documents of the type required to be incorporated by reference in a short form prospectus by National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators, filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the termination of any offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act") after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, if and to the extent set forth therein).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this Prospectus; rather only such statement as so modified or superseded shall be considered to constitute part of this Prospectus.

Upon a new annual information form and related annual audited consolidated financial statements and management's discussion and analysis being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus: (i) the previous annual information form, the previous annual audited consolidated financial statements and related management's discussion and analysis; (ii) all interim financial statements and related management's discussion and analysis, all material change reports and all business acquisition reports filed by the Company prior to the commencement of the Company's financial year in respect of which the new annual information form is filed; and (iii) any business acquisition report for acquisitions completed since the beginning of the financial year in respect of which the new annual information form is filed (only if such report is incorporated by reference into the current annual information form or at least nine months of the acquired business or related businesses operations are incorporated into the Company's current annual audited consolidated financial statements) shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon new interim financial statements and related management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim financial statements and related management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon a new information circular relating to an annual meeting of shareholders being filed by the Company with applicable securities regulatory authorities in Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders and any other information circular filed by the Company prior to the commencement of the Company's financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws except in cases where an exemption from such delivery has been obtained and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered thereunder.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

The Company has not provided or otherwise authorized any other person to provide purchasers with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If a purchaser is provided with different or inconsistent information, he or she should not rely on it.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Deloitte LLP; (3) powers of attorney from certain of the Company's directors and officers; and (4) the form of indenture for Debt Securities. A copy of the form of warrant indenture, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

AVAILABLE INFORMATION

The Company has concurrently filed with the SEC an amended registration statement on Form F-10 (amending the registration statement on Form F-10 filed with the SEC on February 20, 2019) (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), with respect to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance the prospective purchasers should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Company is subject to the information requirements of applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the applicable securities regulators in Canada. Upon effectiveness of the Registration Statement, the Company will be subject to the information requirements of the U.S. Exchange Act and will file reports and information with the SEC. Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company will be exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company will not be required to publish financial statements as promptly as United States companies.

A prospective purchaser may read any document that the Company has filed with the SEC at the SEC's public reference room in Washington, D.C. A prospective purchaser may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. A prospective purchaser should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. A prospective purchaser may read and download some of the documents that the Company has filed with the SEC's EDGAR system at www.sec.gov. A prospective purchaser may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company's profile on the SEDAR website at www.sedar.com.

MEANING OF CERTAIN REFERENCES

For simplicity, the Company uses terms in this Prospectus to refer to the investments and operations of the Company and its direct and indirect subsidiaries as a whole. Accordingly, in this Prospectus, unless the context otherwise requires, the "Company" is referring to Emerald Health Therapeutics, Inc. and its direct and indirect subsidiaries.

SUMMARY OF THE BUSINESS

The principal business of the Company is the production and sale of cannabis pursuant to the Cannabis Act (Canada) (the "Cannabis Act"). The Company holds licences from Health Canada under the Cannabis Act to produce and sell cannabis products in accordance with applicable laws in Canada. When the Cannabis Act came into force on October 17, 2018, the Company's cultivation and sale licences ("Licences"), which were issued under the Access to Cannabis for Medical Purposes Regulations, were deemed to be their functionally equivalent licences under the Cannabis Act. The Company currently indirectly holds a number of Licences through its wholly-owned direct and indirect subsidiaries, Emerald Health Therapeutics Canada, Inc. (the "Operating Subsidiary"), Verdélite and Avalite Sciences Inc. (formerly Northern Vine Canada Inc.) ("Avalite"), as well as others which are held by Pure Sunfarms Corp. (the "Joint Venture"). The Licences held by the Operating Subsidiary permit it to cultivate cannabis and produce and sell dried cannabis, cannabis oils, cannabis plants and cannabis seeds; the Licence held by Verdélite permits it to cultivate cannabis; the Licence held by Avalite permits it to process cannabis and produce cannabis oil; and the Licences held by the Joint Venture permit it to cultivate cannabis and produce and sell dried cannabis, cannabis oils, cannabis plants and cannabis seeds, all in accordance with the terms and conditions specified in the applicable Licence and the Cannabis Act. The Joint Venture's cultivation licence currently permits it to produce cannabis in approximately 825,000 square feet of its 1.1-million square foot Delta 3 greenhouse (the "JV Facility") in Delta, British Columbia. The Company expects that the 88,000 square foot Verdélite facility will be in full production by mid-2019.

The Company also owns 51% of the shares of Emerald Health Naturals Inc. ("EHN"), a joint venture between the Company and Emerald Health Bioceuticals, Inc. ("EHB"). EHN holds the exclusive Canadian distribution rights for EHB's endocannabinoid-supporting nutritional products which consist of nutritional supplements that use non-cannabis, non-psychoactive plant-based bioactive compounds to support the body's endocannabinoid system.

The Company currently offers a variety of dried cannabis strains and cannabis oils each with varying levels of Tetrahydrocannabinol ("THC"), cannabidiol ("CBD") and other cannabinoids. There is no limit imposed by the Cannabis Act on the amount of THC or CBD a strain of dried cannabis may contain nor does the Cannabis Act set out specific requirements for pricing of dried cannabis or cannabis oils. Currently, pursuant to the Cannabis Act, cannabis oils are limited to 30 mg per ml, or 3%, THC for oil and 10 mg per capsule. There is no legal limit on the amount of CBD in cannabis oil.

The Company does not engage in any U.S. marijuana-related activities as defined in Canadian Securities Administrators Staff Notice 51-352 (Revised) dated February 8, 2018. To the extent that the Company pursues international expansion, it will only conduct business in jurisdictions outside of Canada where such operations are legally permissible in accordance with the laws of the jurisdiction and applicable Canadian regulatory and stock exchange requirements.

Inter-Corporate Relationships

The Company owns:

(a)	100% of the shares of the Operating Subsidiary, a British Columbia-based licence holder under the Cannabis Act;

(b)	100% of the shares of Verdélite, a Quebec-based licence holder under the Cannabis Act;

(c)	100% of the shares of Verdélite Property Holdings, Inc. (formerly, Agro-Biotech Property Holdings Inc.) ("Verdélite Holdings"), a Quebec-based holding corporation that owns the real property used by Verdélite; and

(d)	51% of the shares of EHN, a joint venture between the Company and EHB.

The Company, through the Operating Subsidiary, also holds:

(a)	a 50% equity interest in the Joint Venture, a joint venture between the Company and Village Farms International Inc. ("Village Farms") incorporated for the purpose of producing, cultivating and distributing wholesale cannabis and cannabis extracts; and

(b)	100% of the shares of Avalite, a British Columbia-based licenced dealer under the provisions of the Controlled Drugs and Substances Act (Canada) and a licence holder under the Cannabis Act.

The following chart illustrates the Company's corporate structure.

Notes:

*	Indicates a licence holder under the Cannabis Act.
+	Indicates a licenced dealer under the Controlled Drugs and Substances Act (Canada)

More detailed information regarding the business of the Company, its operations and its assets can be found in the Annual Information Form and other documents which are incorporated in this Prospectus by reference. See "Documents Incorporated by Reference."

Recent Developments

On April 17, 2018 the Company entered into a binding agreement with EHB (a partially owned subsidiary of Sciences), EHN, GAB Innovations, Inc. and Dr. Gaetano Morello, a director of Emerald Health Sciences Inc. ("Sciences"), with respect to the formation of the business and operations of EHN. On January 10, 2019 the Company closed its acquisition of 51% of EHN and EHB granted EHN the exclusive Canadian distribution rights to EHB's product line of endocannabinoid-supporting nutritional products in exchange for 49% ownership of EHN. Sciences is a control person of the Company.

On April 30, 2018 the Company entered into a supply agreement with the Joint Venture whereby the Company will purchase 40% of the Joint Venture's production in 2018 and 2019.

On May 2, 2018 the Company acquired 100% of the issued and outstanding shares of Verdélite and its affiliate Verdélite Holdings for consideration of $90 million, subject to adjustment, payable 50% in cash and 50% in Common Shares. The Company paid $22.5 million in cash upon closing and $45 million of the purchase price was satisfied by the issuance of 9,911,894 Common Shares, of which 4,955,947 Common Shares will be held in escrow until May 1, 2019, pursuant to an escrow agreement. An additional $22.5 million in cash is payable by the Company to the vendors on May 1, 2019.

On April 24, 2018, a statement of claim (the "Claim") was served on Verdélite and its former shareholders by Pivot Pharmaceuticals Inc. ("Pivot"), a party with whom Verdélite and its former shareholders had previously entered into a non-binding letter of intent with respect to a potential sale of Verdélite. The Claim sought to recover $72.4 million in damages for loss of profits allegedly suffered as a result of the bad faith and lack of cooperation of Verdélite and its shareholders in the negotiations surrounding the contemplated acquisition by Pivot of Verdélite. On January 30, 2019, the Company announced that Verdélite had entered into a release, discharge and transaction agreement (the "Settlement Agreement") settling the claims made by Pivot against Verdélite and its former shareholders. Pursuant to the Settlement Agreement, the Claim against Verdélite has been discharged without Verdélite making any payment or providing any compensation to Pivot.

On May 15, 2018, the Company exercised its right to purchase additional common shares of Avalite for $2.75 million, increasing its ownership stake of Avalite to 65%.

On July 24, 2018, the Company signed a memorandum of understanding with the British Columbia Liquor Distribution Branch ("BCLDB") to supply cannabis products to the BCLDB to serve the non-medical market throughout the province from the date the Cannabis Act comes into force.

On August 15, 2018, the Company acquired the remaining shares of Avalite for a purchase price of $2,000,000 in cash and 1,093,938 Common Shares. The transaction increased the Company's ownership of Avalite from 65% to 100%.

On August 27, 2018, the Company announced that it had signed a non-binding term sheet to form a strategic alliance with Factors R&D Technology, Inc. ("FTI"), a division of Factors Group of Nutritional Companies Inc. In this exclusive arrangement, FTI has agreed to provide to the Company pharmaceutical-grade, industrial-scale manufacturing capacity as well as expertise in GMP-level extraction, softgel production, and packaging focused on the rapidly emerging market opportunities for medicinal cannabis in Canada and internationally. Further, the term sheet provides that FTI will be issued shares of EHN representing 25% of EHN's issued share capital.

On September 26, 2018, the Company announced that it has agreed to purchase from EHH CBD-containing hemp biomass for extraction into CBD oil. The supply agreement is for five years with an option to extend for an additional two years. Five hundred acres of hemp was harvested in October 2018 from farms located in Manitoba and Prince Edward Island and one thousand acres is expected to be harvested in each subsequent year of the agreement. CBD yield from the 2018 harvest has yet to be determined, pending analysis and extraction. EHH is a wholly-owned subsidiary of Sciences, a control person of the Company, and EHH is therefore a related party of the Company.

On October 16, 2018, the Company announced that it filed 17 provisional US patent applications covering, among other things, the Company's unique Defined Dose cannabis dosage forms and formulations.

In October 2018 the Company entered into a research agreement with Emerald Health Biotechnology Espana S.L.U. (formerly, VivaCell Biotechnologies Spain S.L.U.) ("EH Spain"), an institute focused on cannabis research, which will provide contract research organization services to the Company to elucidate the mechanism of action of proprietary formulations and dosage forms that the Company is developing. EH Spain is a wholly-owned subsidiary of Sciences, a control person of the Company, and EH Spain is therefore a related party of the Company.

As of October 2018, the Company determined that it will no longer pursue the development of the e-commerce platform in partnership with Namaste Technologies Inc. described in its press release of January 30, 2018.

On November 28, 2018, the Company announced that Dr. Avtar Dhillon, the Company's Executive Chairman, was appointed President of the Company and the Company's Chief Executive Officer, Chris Wagner, had stepped down.

On December 3, 2018, the Company announced the December Offering and on December 7, 2018 the Company closed the December Offering by issuing 4,000,000 Common Shares to the Investor at a price of $2.70 per share for aggregate gross proceeds of $10,800,000.

On December 4, 2018, the Company announced that EHN had received product licences and natural product numbers from Health Canada to sell its product line of endocannabinoid-supporting nutritional products in Canada.

On January 10, 2019, the Company announced the resignation of Chris Wagner as a director of the Company.

On January 15, 2019, the Company announced a secondary offering of 2,800,000 Common Shares by Sciences.

On January 29, 2019, the Company announced that EHB, its joint venture partner in EHN, had launched its award-winning Endo products in Whole Foods Markets across the United States of America. EHN has secured Canadian distribution rights for this product line that was developed to support the body's endocannabinoid system. Canadian retailers have not yet been announced.

On February 5, 2019, the Company announced that it had entered into a licence agreement with Indena S.p.A. ("Indena") with respect to use in Canada of Indena's CBD-extraction technology, and contract manufacturing services for CBD extraction.

On February 8, 2019, the Company announced that the Joint Venture had been selected by and entered into a supply agreement with the Ontario Cannabis Retail Corporation, operating as the Ontario Cannabis Store (the "OCS"), to supply the OCS with Pure Sunfarms-branded cannabis products for the non-medical market in the Province of Ontario.

On February 13, 2019, the Company announced that the Joint Venture had entered into a credit agreement with Bank of Montreal, as agent and lead lender, and Farm Credit Canada, as lender, in respect of a $20 million secured non-revolving term loan (the "Credit Facility"). The Joint Venture intends to use the funds available under the Credit Facility to finance the final costs of converting the JV Facility for cannabis production, the vast majority of which was completed in January of this year. The funds available under the Credit Facility may also be used for general corporate purposes. The Credit Facility, which matures on February 7, 2022, is secured by the Joint Venture's greenhouse facility, and contains customary financial and restrictive covenants.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, capital projects and potential future acquisitions.

Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company's actual use of the net proceeds will vary depending on the availability and suitability of investment and development opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. The Company will not receive any proceeds from the sale of Securities by a Selling Securityholder.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Preferred Shares and/or Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION OF THE COMPANY

The following table sets forth the Company's cash, indebtedness and shareholders' equity as of September 30, 2018 on an actual basis. This table should be read in conjunction with the Interim Financial Statements and Interim MD&A.

Description of Capital	As at September 30, 2018
Cash	52,905,302
Indebtedness	-
Number Common shares outstanding	136,850,193
Number of Warrants outstanding	8,411,764
Shareholders' Equity
Share Capital	193,262,959
Warrants	4,360,000
Contributed Surplus	13,235,310
Accumulated other comprehensive loss	-
Accumulated Deficit	(38,955,587)
Total Shareholders' Equity	171,902,682

There have been no material changes in the share and loan capital of the Company on a consolidated basis, since September 30, 2018, except that, subsequent to such date, the Company issued 4,000,000 common shares to the Investor pursuant to the December Offering for gross aggregate proceeds of $10.8 million and a total of 1,440,302 share options previously issued to employees, directors and consultants were exercised for aggregate proceeds of $1,189,960.

SELLING SECURITYHOLDERs

This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering (each, a "Secondary Offering") by one or more Selling Securityholders.

The terms under which Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis

PLAN OF DISTRIBUTION

The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of $150,000,000 in Securities hereunder.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, the Selling Securityholders, if any, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

Similarly, one or more Selling Securityholders of the Company may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See "Selling Securityholders".

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the Exchange or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an "at-the-market" distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Description of Common Shares

The following is a brief summary of the material attributes of the Common Shares. This summary does not purport to be complete.

The holders of Common Shares are entitled to one vote per share at all meetings of shareholders of the Company except separate meetings of the holders of another class or series of shares of the Company. Subject to the preferences accorded to holders of any class of shares of the Company ranking senior to or concurrent with the Common Shares, the Common Shares are entitled to dividends, if and when declared by the Company's board of directors, and to the distribution of the residual assets of the Company in the event of the liquidation, dissolution or winding-up of the Company.

Description of Preferred Shares

The following is a brief summary of certain general terms and provisions of the Preferred Shares that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement.

The Preferred Shares are issuable in series. The Preferred Shares of each series rank in parity with the Preferred Shares of every other series with respect to dividends and return of capital and are entitled to a preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company.

The Company's board of directors is empowered to fix the number of shares and the rights to be attached to the Preferred Shares of each series, including the amount of dividends and any conversion, voting and redemption rights. Subject to the articles of incorporation for the Company and to applicable law, the Preferred Shares as a class are not entitled to receive notice of or attend or vote at meetings of the Company's shareholders.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Preferred Shares being offered thereby, which may include, without limitation, the following (where applicable):

•	the maximum number of Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

•	the priority of the Preferred Shares in respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company;

•	the price and the terms and conditions for redemption, if any, including whether redeemable at the Company's option or at the option of the holder, the time period for redemption, and payment of any accumulated dividends;

•	the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	whether such Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any;

•	any other rights, privileges, restrictions, or conditions;

•	certain material Canadian and United States tax consequences of owning the Preferred Shares; and

•	any other material terms and conditions of the Preferred Shares.

Description of Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the warrant indenture or agreements, if any, governing the Warrants being offered. The warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any warrant indenture or any warrant agency agreement describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian and United States tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Description of Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any subscription receipt agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Description of Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement.

Units may be offered separately or together with other Securities, as the case may be.

The Company will also add to disclosure in any subsequent Prospectus Supplement whereby Units are offered the form of any unit agreement between the Company and a unit agent that describes the terms and conditions of the issue of Units being offered, and any supplemental agreements. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any unit agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	certain material Canadian and United States tax consequences of owning the Units; and

•	any other material terms and conditions of the Units.

Description of Debt Securities

The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement.

The Debt Securities may be offered separately, in one or more series, or together with other Securities, as the case may be. The Debt Securities are expected to be governed by, one or more indentures (each, an "Indenture"), in each case between the Company and a financial institution authorized to carry on business as a trustee (each, a "Trustee"). To the extent such Debt Securities are issued into the United States, each such Indenture is expected to be governed by and construed in accordance with the laws of the State of New York and certain provisions of the United States Trust Indenture Act of 1939, as amended. Otherwise, such Indenture is expected to be governed by laws of the Province of British Columbia or such other laws as set forth in the applicable Prospectus Supplement.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Debt Securities of the series being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the series, aggregate principal amount and authorized denominations of such Debt Securities and the denominations in which bearer Debt Securities will be issuable;

•	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable;

•	the percentage of the principal amount or the price at which such Debt Securities will be issued or whether such Debt Securities will be issued on a non-fixed price basis;

•	the date or dates on which such Debt Securities will mature;

•	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which such interest will be payable and the record dates for such payments;

•	the general terms or provisions pursuant to which the Debt Securities are to be issued;

•	the name of the Trustee under the Indenture pursuant to which the Debt Securities are to be issued (if applicable);

•	any redemption, retraction or call terms or terms under which such Debt Securities may be defeased;

•	whether such Debt Securities are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities ("Global Debt Securities") and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms;

•	the general terms or provisions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

•	whether such Debt Securities will be subordinated to other liabilities of the Company;

•	any material covenants included for the benefit of holders of Debt Securities;

•	whether such Debt Securities will be issuable in the form of one or more registered global securities, and if so, the identity of the depository for such registered global Debt Securities;

•	each office or agency where payments on the Debt Securities will be made (if other than the offices or agencies described under the heading "Payment" below) and each office or agency where the Debt Securities may be presented for registration of transfer or exchange; and

•	any other material terms and conditions of the Debt Securities, including events of default and amendment provisions.

The Company may issue Debt Securities under an Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Company may offer and sell those Debt Securities at a discount below their stated principal amount. The Company will describe in the applicable Prospectus Supplement any Canadian federal income tax consequences and may describe United States federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for applicable federal income tax purposes.

Any Debt Securities issued by the Company will be direct, unconditional and, unless otherwise specified, will be unsecured obligations of the Company and will rank equally among themselves and with all of the Company's other unsecured, unsubordinated obligations, except to the extent prescribed by law. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities issued by the Company will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Company's subsidiaries. The Company will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement relating to such series, the Company will issue Debt Securities of a particular series only in fully registered form without coupons, and in denominations of US$1,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. The Company may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Company will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, the Company will make payments on registered Debt Securities (other than Global Debt Securities) at the office or agency of the Trustee, except that the Company may choose to pay interest (a) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Company will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Debt Securities

Unless otherwise indicated in the applicable Prospectus Supplement, registered Debt Securities of a particular series will be issued in global form that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Debt Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Debt Securities must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

Special Purchaser Considerations for Global Debt Securities

The Company's obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Company or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Company makes payment to the registered holder, the Company has no further responsibility for the payment even if that holder is legally required to pass the payment along to a purchaser but does not do so. As an indirect holder, a purchaser's rights relating to a Global Debt Security will be governed by the account rules of the purchaser's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

A purchaser should be aware that when Debt Securities are issued in the form of Global Debt Securities:

(a)	the purchaser cannot have Debt Securities registered in the purchaser's own name,

(b)	the purchaser cannot receive physical certificates for the purchaser's interest in the Debt Securities,

(c)	the purchaser must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities,

(d)	the purchaser may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own,

(e)	the Depositary's policies will govern payments, transfers, exchange and other matters relating to the purchaser's interest in the Global Debt Security; the Company and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Debt Security; the Company and the Trustee also do not supervise the Depositary in any way, and

(f)	the Depositary will usually require that interests in a Global Debt Security be purchased or sold within its system using same-day funds.

Special Situations When Global Debt Security Will be Terminated

In a few special situations described below, a Global Debt Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, a purchaser may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Purchasers must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will become registered holders of the Debt Securities previously represented by each Global Debt Security.

The special situations for termination of a Global Debt Security are:

(a)	when the Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

(b)	when and if the Company decides to terminate a Global Debt Security.

When a Global Debt Security terminates, the Depositary (and not the Company or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

Unless otherwise indicated in the applicable Prospectus Supplement relating to such series, the term "Event of Default" with respect to Debt Securities of a particular series issued under the Indenture means any of the following:

(a)	default in the payment of the principal amount, redemption price or fundamental change purchase price on any Debt Security of such series when it becomes due and payable;

(b)	default in the payment of interest, additional interest amounts or other additional amounts, if any, upon any Debt Security of such series, when such amounts become due and payable, and continuance of such default for a period of 30 days;

(c)	default in the performance of any covenant, agreement or condition of the Company in the Indenture or the Debt Securities of such series and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of all outstanding Debt Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture;

(d)	failure by the Company to convert any Debt Securities into Common Shares and/or for cash at the Company's election upon exercise of a holder's conversion right (if any) and such failure continues for five business days or more;

(e)	default in the payment of any indebtedness (other than indebtedness that is non-recourse to the Company or its subsidiaries) for borrowed money by the Company or any of its subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) in an outstanding principal amount in excess of US$10,000,000 (or such other amount set forth in the applicable Indenture and described in the applicable Prospectus Supplement) when such amounts become due at final maturity or upon acceleration, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within the period specified in such instrument;

(f)	the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against the Company or any of its subsidiaries in excess of US$10,000,000 (or such other amount set forth in the applicable Indenture and described in the applicable Prospectus Supplement) which remains unstayed, undischarged or unbonded for a period of 60 days;

(g)	failure by the Company to give notice of a "fundamental change" as set forth in the Indenture;

(h)	failure by the Company to comply with its obligations under the Indenture regarding consolidations, mergers and the sale, conveyance or leasing of substantially all of its assets;

(i)	the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States or Canadian federal, state or provincial law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other appointment, decree or order unstayed and in effect for a period of 60 consecutive days; or

(j)	the commencement by the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors.

If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of a particular series (or such other amount set forth in the applicable Indenture and described in the applicable Prospectus Supplement) may require the principal amount of all the outstanding Debt Securities of such series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of a particular series, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such acceleration.

Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide indemnity satisfactory to the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of a particular series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series.

No holder of a Debt Security will have any right to institute any proceedings, unless:

(a)	such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities,

(b)	the holders of at least 25% in principal amount of the outstanding Debt Securities of such series have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee, and

(c)	the Trustee has failed to institute such proceeding and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer.

These limitations do not apply, however, to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

So long as any Debt Securities are issued and outstanding, the Company will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Modifications and Waivers

The Company may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of all outstanding Debt Securities; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Company will be required to receive consent from the holder of each outstanding Debt Security of a particular series to:

(a)	extend the fixed maturity of any Debt Security of such series,

(b)	reduce the principal amount of or reduce the interest rate on or extend the stated time for payment of interest, including additional interest amounts and additional amounts, if any, on any Debt Security of such series,

(c)	reduce the redemption price or fundamental change purchase price of any Debt Security of such series,

(d)	after the occurrence of a fundamental change, make any change that adversely affects the right of holders of the Debt Securities of such series to require the Company to purchase such Debt Securities in accordance with the terms thereof and the Indenture,

(e)	change the currency of any payment amount or conversion ratio of any Debt Security of such series from the original currency or class of conversion shares as provided in the Indenture,

(f)	make any change that impairs the right of holders of Debt Securities of such series to convert any Debt Security,

(g)	make any change that impairs the right of holders to institute suit for payment of the Debt Securities of such series,

(h)	reduce the percentage in principal amount of outstanding Debt Securities of such series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(i)	modify the obligation of the Company to maintain an agency in the city of New York as required under the Indenture,

(j)	change the ranking of the Debt Securities of such series in any manner that adversely affects the rights of holders of Debt Securities of such series under the Indenture, or

(k)	modify any of the provisions relating to the foregoing modifications or waivers of past defaults, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

The holders of a majority in principal amount of Debt Securities may, on behalf of the holders of all Debt Securities, waive the Company's compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding Debt Securities may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed immediately before this paragraph.

The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in certain circumstances as set out in the Indenture, including, among other things, to cure any ambiguity or inconsistency, comply with applicable law or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

For Debt Securities issued into the United States, under the Indenture, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in the city of New York and will submit to such non-exclusive jurisdiction.

Governing Law

To the extent Debt Securities are issued into the United States, each such Indenture is expected to be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby and certain provisions of the United States Trust Indenture Act of 1939, as amended. Otherwise, such Indenture is expected to be governed by laws of the Province of British Columbia or such other laws as set forth in the applicable Prospectus Supplement.

The Trustee

The Trustee under the Indenture or its affiliates may provide other services to the Company in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Company. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

PRIOR SALES

Common Shares

The following table summarizes details of the Common Shares issued by the Company during the 12-month period prior to the date of this Prospectus:

Date of Issuance	Price Per Common Share		Number of Common Shares
March 1, 2018	$0.72	(1)	20,000
March 6, 2018	$0.27	(2)	4,077,687
March 13, 2018	$0.40	(1)	100,000
March 16, 2018	$0.72	(1)	20,000
May 1, 2018	$4.54	(4)	9,911,894
May 22, 2018	$4.20		4,000,000
May 31, 2018	$0.55	(1)	40,000
June 21, 2018	$0.55	(1)	40,000
August 2, 2018	$0.41	(1)	10,000
August 2, 2018	$0.55	(1)	30,000
August 2-3, 2018	$0.72	(1)	60,000
August 14, 2018	$3.66	(5)	1,093,938
August 16, 2018	$1.22	(1)	5,555
August 30, 2018	$0.72	(1)	50,000
September 7, 2018	$0.72	(1)	15,000
September 11, 2018	$0.72	(1)	50,000
September 14, 2018	$0.72	(1)	2,500
September 20, 2018	$1.42	(1)	694
September 21, 2018	$0.40	(1)	50,000
September 21, 2018	$1.22	(1)	5,000
October 3, 2018	$1.16	(1)	7,780
October 10, 2018	$0.40	(1)	50,000
October 10, 2018	$1.22	(1)	7,500
October 16, 2018	$4.25	(1)	3,750
October 17, 2018	$1.47	(1)	25,000
October 17, 2018	$0.72	(1)	50,000
October 18, 2018	$1.42	(1)	3,470
October 22, 2018	$$1.19	(1)	37,500
October 24, 2018	$$0.40	(1)	75,000
October 24, 2018	$$1.22	(1)	4,444
October 24, 2018	$$0.72	(1)	6,951
November 1, 2018	$1.22	(1)	5,000
November 1, 2018	$$0.72	(1)	26,528

Date of Issuance	Price Per Common Share		Number of Common Shares
November 9, 2018	$0.40	(1)	40,000
December 5, 2018	$1.29	(1)	250,000
December 10, 2018	$2.70		4,000,000
January 3, 2019	$0.72	(1)	25,000
January 10, 2019	$1.51	(1)	50,000
January 17, 2019	$0.18	(1)	49,992
January 17, 2019	$0.72	(1)	24,996
January 17, 2019	$0.00	(6)	355,000
January 24, 2019	$1.38	(1)	9,033
January 28, 2019	$0.40	(1)	50,000
January 28, 2019	$0.72	(1)	130,000
January 28, 2019	$1.22	(1)	80,000
January 29, 2019	$1.22	(1)	30,000
January 30, 2019	$0.40	(1)	60,000
January 30, 2019	$0.72	(1)	62,509
February 6, 2019	$0.40	(1)	50,000
February 7, 2019	$0.18	(1)	75,003
February 11, 2019	$1.22	(1)	8,333
February 21, 2019	$0.72	(1)	37,513
February 21, 2019	$0.40	(1)	50,000
February 21, 2019	$1.27	(1)	50,000
February 25, 2019	$1.22	(1)	5,000

Notes:

1.	Issued for cash pursuant to the exercise of stock options.
2.	Issued for cash pursuant to the exercise of common share purchase warrants.
3.	Issued for cash pursuant to the exercise of compensation options.
4.	Issued to satisfy 50% of the purchase price of Verdélite, of which 4,955,947 will be held in escrow until May 1, 2019.
5.	Issued as partial payment for the purchase price for the remaining shares of Avalite.
6.	Issued upon vesting of restricted share units of the Company.

Warrants

The following table summarizes details of the common share purchase warrants issued by the Company during the 12-month period prior to the date of this Prospectus:

Date of Issuance	Number of Warrants Issued	Exercise Price	Expiry Date
May 22, 2018	4,000,000	$5.20	November 22, 2019

As of the date hereof, there are 8,411,761 warrants of the Company outstanding.

Stock Options

The following table summarizes details of the stock options issued by the Company during the 12-month period prior to the date of this Prospectus:

Date of Grant	Number of Options Granted	Exercise Price	Expiry Date
March 8, 2018	50,000	$5.67	March 8, 2023
March 19, 2018	25,000	$5.85	March 19, 2023
March 26, 2018	150,000	$5.69	March 26, 2023
April 6, 2018	50,000	$4.55	April 6, 2023
May 22, 2018	15,000	$4.70	May 22, 2023
May 28, 2018	15,000	$4.21	May 28, 2023
June 11, 2018	190,000	$4.27	June 11, 2023
June 20, 2018	50,000	$4.08	June 20, 2023
June 28, 2018	10,000	$3.69	June 28, 2023
July 3, 2018	15,000	$3.70	July 3, 2023
July 9, 2018	30,000	$3.58	July 9, 2023
July 18, 2018	15,000	$2.49	July 18, 2023
July 23, 2018	12,500	$2.59	July 23, 2023
August 7, 2018	60,000	$2.72	August 7, 2023
August 20, 2018	625,000	$3.21	August 20, 2023
August 23, 2018	25,000	$4.30	August 23, 2023
September 1, 2018	185,000	$4.58	September 1, 2023
September 10, 2018	25,000	$5.20	September 10, 2023
October 1, 2018	150,000	$4.60	October 1, 2023
October 29, 2018	10,000	$3.40	October 29, 2023
November 1, 2018	161,000	$3.88	November 1, 2023
December 1, 2018	472,500	$3.07	December 1, 2023
January 1, 2019	88,000	$2.83	January 1, 2024
February 1, 2019	160,000	$3.48	February 1, 2024

As of the date hereof, there are 9,072,946 stock options of the Company outstanding.

Restricted Stock Units

Restricted share units of the Company ("RSUs") will be settled by the issuance of Common Shares on the vesting date. No RSUs have been issued by the Company during the 12-month period prior to the date of this Prospectus.

As of the date hereof, there are 475,000 RSUs outstanding.

TRADING PRICE AND VOLUME

The Common Shares trade on the Exchange under the symbol "EMH". On February 25, 2019, the last trading day completed prior to the filing of this Prospectus, the closing price of the Common Shares on the Exchange was $3.90. The price range and trading volume of the Common Shares for each month from February 2018 to February 25, 2019, as reported by the Exchange, are set out below:

Month	High	Low	Total Volume
February 1 - 25, 2019	$4.27	$3.20	22,667,084
January 2019	$3.75	$2.68	18,004,745
December 2018	$3.10	$2.04	11,534,652
November 2018	$5.25	$3.00	16,909,293
October 2018	$5.24	$2.87	20,496,651
September 2018	$5.92	$4.24	31,678,367
August 2018	$4.96	$2.55	32,355,196
July 2018	$3.73	$2.44	21,607,262
June 2018	$4.50	$3.52	13,609,070
May 2018	$4.95	$4.02	11,040,707
April 2018	$5.28	$3.69	17,499,500
March 2018	$6.35	$4.81	20,884,300
February 2018	$8.00	$4.22	29,625,972

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to a purchaser who is a non-resident of Canada or to a purchaser who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder.

The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial purchaser who is a "U.S. person" (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special terms.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchaser in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting the Company and its business is provided in the documents incorporated by reference in this Prospectus, including in the Company's most recent annual information form under the heading "Risk Factors". Additional risks and uncertainties not known to the Company or that management currently deems immaterial may also impair the Company's business, financial condition, results of operations or prospects. See "Documents Incorporated by Reference".

Negative Cash Flow from Operating Activities

The Company has not yet achieved positive operating cash flow, and the Company will continue to experience negative cash flow from operations in the foreseeable future. The Company has incurred net losses in the past and may incur losses in the future unless it can derive sufficient revenues from its business. Such future losses could have an adverse effect on the market price of the Company's securities, which could cause investors to lose part or all of their investment.

Financial Statements contain a Going Concern Disclosure

The Company's interim and annual financial statements contain a going concern disclosure. The Company has a limited operating history and a history of negative cash flow from operating activities. The Company's ability to continue as a going concern is dependent upon its ability to: raise additional capital; achieve sustainable revenues and profitable operations; and obtain the necessary financing to meet obligations and repay liabilities when they become due. No assurances can be given that the Company will be successful in achieving these goals. If the Company is unable to achieve these goals, its ability to carry out and implement planned business objectives and strategies will be significantly delayed, limited or may not occur. These material circumstances cast substantial doubt on the Company's ability to continue as a going concern and ultimately on the appropriateness of the use of the accounting principles applicable to a going concern. The Company's financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company continues to have access to equity and debt capital from public and private markets in Canada but there are no guarantees that such capital will be available.

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such shares trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates and the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is no public market for the Preferred Shares, Warrants, Subscription Receipts, Units or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of such Securities on any securities exchanges. If the Preferred Shares, Warrants, Subscription Receipts, Units or Debt Securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for the Preferred Shares, Warrants, Subscription Receipts, Units or Debt Securities or that a trading market for these securities will develop.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the Exchange or any other stock exchange could be subject to significant fluctuations in response to variations in the Company's financial results or other factors. In addition, fluctuations in the stock market may adversely affect the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the Exchange or any other stock exchange regardless of the financial performance of the Company. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the financial performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the Exchange or any other stock exchange. There can be no assurance of the price at which the Common Shares or any other Securities offered hereunder that become listed and posted for trading on the Exchange or any other stock exchange will trade.

Additional Issuances and Dilution

The Company may issue and sell additional securities of the Company to finance its operations or future acquisitions. Shareholders of the Company, including Sciences, may also sell Securities they hold or may hold in the future, including pursuant to a prospectus supplement to this Prospectus. The Company cannot predict the size of future issuances of securities of the Company or the effect, if any, that future issuances and sales of securities will have on the market price of any securities issued and outstanding from time to time. Sales or issuances of substantial amounts of securities of the Company, or the perception that such sales could occur, may adversely affect prevailing market prices for Securities issued and outstanding from time to time. With any additional sale or issuance of securities of the Company, holders will suffer dilution with respect to voting power and may experience dilution in the Company's earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the Common Shares, which could contribute to progressive declines in the prices of such securities.

Changes in Interest Rates

Prevailing interest rates will affect the market price or value of the Debt Securities. The market price or value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Fluctuations in Foreign Currency Markets

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

Broad Discretion in Use of Net Proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price of the Securities issued and outstanding from time to time to decline. The Company will not receive any proceeds from any sale of Securities by any Selling Securityholder.

Enforceability of Actions

The Company is a company incorporated under the laws of the province of British Columbia. Certain of the Company's directors and officers, as well as the experts named in this Prospectus, reside principally in Canada. Because substantially all of the Company's assets and the assets of these persons are located outside of the United States, it may not be possible for a purchaser to effect service of process within the United States upon the Company or those persons. Furthermore, it may not be possible for a purchaser to enforce against the Company or those persons in the United States, judgments obtained in United States courts based upon the civil liability provisions of the United States federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible to enforce those actions against the Company, certain of the Company's directors and officers or the experts named in this prospectus. Additionally, some of the directors and officers of the Company reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for purchaser to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons.

Treatment as Passive Foreign Investment Company

United States purchasers should be aware that they could be subject to certain adverse United States federal income tax consequences in the event that the Company is classified as a passive foreign investment company ("PFIC") for United States federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex United States federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company's income, expenses and assets from time to time and the nature of the activities performed by the Company's officers and employees. Prospective purchasers should carefully read the tax discussion in any applicable Prospectus Supplement for more information and consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for United States federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

Foreign Private Issuer Status and Emerging Growth Company Status

As a foreign private issuer, as defined in Rule 3b-4 under the U.S. Exchange Act, the Company is exempt from certain of the provisions of the United States federal securities laws. For example, the United States proxy rules and the Section 16 reporting and "short swing" profit rules do not apply to foreign private issuers.

However, if the Company were to lose its status as a foreign private issuer, these regulations would immediately apply and the Company would also be required to commence reporting on forms required of United States companies, such as Forms 10-K, 10-Q and 8-K, rather than the forms currently available to the Company, such as Forms 40-F and 6-K. Compliance with these additional disclosure and timing requirements under these securities laws would likely result in increased expenses and would require the Company's management to devote substantial time and resources to comply with new regulatory requirements.

Further, to the extent that the Company were to offer or sell its securities outside of the United States, the Company would have to comply with the more restrictive Regulation S requirements that apply to United States companies, and the Company would no longer be able to utilize the multijurisdictional disclosure system forms for registered offerings by Canadian companies in the United States, which could limit the Company's ability to access United States' capital markets in the future.

The Company also qualifies as an "emerging growth company" as defined in the United States Jumpstart Our Business Startups Act of 2012. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies that are not emerging growth companies. These reduced reporting requirements include an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting. The Company may take advantage of some of these exemptions until it is no longer an emerging growth company. The Company could remain an emerging growth company for up to five years, although circumstances could cause the Company to lose that status earlier, including if the market value of the Common Shares held by non-affiliates exceeds US$700.0 million as of the end of our most recently completed second fiscal quarter, if we have total annual gross revenue of US$1.07 billion or more during any fiscal year, or if we issue more than US$1.0 billion in non-convertible debt during any three-year period.

EXEMPTION FROM NATIONAL INSTRUMENT 44-102

Pursuant to a decision of the Autorité des marchés financiers dated February 25, 2019, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market" distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market" distribution) be translated into French if the Company offers Securities to Quebec purchasers in connection with an offering other than in relation to an "at-the-market" distribution.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by Bennett Jones LLP, as to Canadian legal matters and Dorsey & Whitney LLP, Denver, Colorado, as to United States legal matters. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITOR, TRANSFER AGENT AND REGISTRAR

Deloitte LLP is the auditor of the Company. Deloitte LLP is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal transfer offices in Vancouver, British Columbia.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is governed by the laws of British Columbia and its principal place of business is outside the United States. The majority of the directors and officers of the Company and the experts named herein are resident outside of the United States and a substantial portion of the Company's assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed DL Services Inc., as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 160 of the Business Corporations Act (British Columbia) (the "BCBCA") authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

Under Emerald Health Therapeutics, Inc.'s (for purposes of this discussion, the “Company”) articles and subject to the provisions of the BCBCA, the Company shall indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which such director, former director or alternate director of the Company, or any of his or her heirs and legal personal representatives, by reason of having been a director or alternate director of the Company, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the Company’s articles and subject to any restrictions in the BCBCA, the Company may indemnify any other person, including the officers, former officers and alternate officers of the Company.

A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Company in the indemnity provisions under the Articles and the BCBCA.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

EXHIBITS

Exhibit
Number	Description

4.1	The annual information form of the Company dated March 29, 2018 for the year ended December 31, 2017, incorporated by reference to Exhibit 4.1 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.2	The audited consolidated annual financial statements of the Company as at and for the years ended December 31, 2017 and December 31, 2016, together with the notes thereto and the independent auditor’s report thereon (as amended), incorporated by reference to Exhibit 4.2 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.3	The management’s discussion and analysis of the Company for the year ended December 31, 2017, incorporated by reference to Exhibit 4.3 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.4	The unaudited consolidated interim financial statements of the Company as at and for the three and nine months ended September 30, 2018 and September 30, 2017, together with the notes thereto, incorporated by reference to Exhibit 4.4 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.5	The management's discussion and analysis of the Company for the three and nine months ended September 30, 2018, incorporated by reference to Exhibit 4.5 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.6	The management information circular of the Company dated May 9, 2018 regarding the annual general meeting of shareholders of the Company held on May 31, 2018, incorporated by reference to Exhibit 4.6 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.7	The material change report of the Company dated January 4, 2018, incorporated by reference to Exhibit 4.7 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.8	The material change report of the Company dated January 15, 2018, incorporated by reference to Exhibit 4.8 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.9	The material change report of the Company dated February 26, 2018, incorporated by reference to Exhibit 4.9 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.10	The material change report of the Company dated May 11, 2018, incorporated by reference to Exhibit 4.10 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.11	The material change report of the Company dated May 15, 2018, incorporated by reference to Exhibit 4.11 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.12	The material change report of the Company dated May 31, 2018, incorporated by reference to Exhibit 4.12 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.13	The material change report of the Company dated October 3, 2018, incorporated by reference to Exhibit 4.13 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.14	The material change report of the Company dated December 4, 2018, incorporated by reference to Exhibit 4.14 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.15	The material change report of the Company dated December 13, 2018, incorporated by reference to Exhibit 4.15 to the Company’s Form F-10 Registration Statement (333-229744) a11s filed with the Commission on February 19, 2019

5.1*	Consent of Deloitte LLP

6.1	Powers of Attorney (included on the signature page to the Registrant’s Registration Statement on Form F-10 as filed with the Commission on February 19, 2019)

7.1	Form of Indenture, incorporated by reference to Exhibit 7.1 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

* - Filed herewith

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10/A or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of the original Registration Statement on Form F-10 on February 19, 2019, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, California, United States, on February 26, 2019.

EMERALD HEALTH THERAPEUTICS, INC.

By:	/s/ Dr. Avtar Dhillon
Dr. Avtar Dhillon Executive Chairman, President, Principal Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on February 26, 2019:

Signature	Title

/s/ Dr. Avtar Dhillon	Executive Chairman, President
Dr. Avtar Dhillon	(Principal Executive Officer)

/s/ Robert C. Hill	Chief Financial Officer
Robert C. Hill	(Principal Financial and Accounting Officer)

/s/ Jim Heppell*
Jim Heppell	Director

/s/ Punit Dhillon*
Punit Dhillon	Director

/s/ Sukhwinder Rai*
Sukhwinder “Bob” Rai	Director

* - By: /s/ Dr. Avtar Dhillon

Name: Dr. Avtar Dhillon

Attorney-in-Fact

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Emerald Health Therapeutics, Inc. in the City of Long Beach, California, on February 26, 2019.

/s/ Dr. Avtar Dhillon
Name: Dr. Avtar Dhillon
Title: Director

III-3

EXHIBIT INDEX

Exhibit
Number	Description

4.1	The annual information form of the Company dated March 29, 2018 for the year ended December 31, 2017, incorporated by reference to Exhibit 4.1 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.2	The audited consolidated annual financial statements of the Company as at and for the years ended December 31, 2017 and December 31, 2016, together with the notes thereto and the independent auditor’s report thereon (as amended), incorporated by reference to Exhibit 4.2 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.3	The management’s discussion and analysis of the Company for the year ended December 31, 2017, incorporated by reference to Exhibit 4.3 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.4	The unaudited consolidated interim financial statements of the Company as at and for the three and nine months ended September 30, 2018 and September 30, 2017, together with the notes thereto, incorporated by reference to Exhibit 4.4 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.5	The management's discussion and analysis of the Company for the three and nine months ended September 30, 2018, incorporated by reference to Exhibit 4.5 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.6	The management information circular of the Company dated May 9, 2018 regarding the annual general meeting of shareholders of the Company held on May 31, 2018, incorporated by reference to Exhibit 4.6 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.7	The material change report of the Company dated January 4, 2018, incorporated by reference to Exhibit 4.7 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.8	The material change report of the Company dated January 15, 2018, incorporated by reference to Exhibit 4.8 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.9	The material change report of the Company dated February 26, 2018, incorporated by reference to Exhibit 4.9 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.10	The material change report of the Company dated May 11, 2018, incorporated by reference to Exhibit 4.10 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.11	The material change report of the Company dated May 15, 2018, incorporated by reference to Exhibit 4.11 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.12	The material change report of the Company dated May 31, 2018, incorporated by reference to Exhibit 4.12 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.13	The material change report of the Company dated October 3, 2018, incorporated by reference to Exhibit 4.13 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.14	The material change report of the Company dated December 4, 2018, incorporated by reference to Exhibit 4.14 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

4.15	The material change report of the Company dated December 13, 2018, incorporated by reference to Exhibit 4.15 to the Company’s Form F-10 Registration Statement (333-229744) a11s filed with the Commission on February 19, 2019

5.1*	Consent of Deloitte LLP

6.1	Powers of Attorney (included on the signature page to the Registrant’s Registration Statement on Form F-10 as filed with the Commission on February 19, 2019)

7.1	Form of Indenture, incorporated by reference to Exhibit 7.1 to the Company’s Form F-10 Registration Statement (333-229744) as filed with the Commission on February 19, 2019

* - Filed herewith

III-4